SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 and 15(d) of
the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    April 15, 1996
(April 1, 1996)


HALIFAX CORPORATION

(Exact name of registrant as specified in charter)



          Virginia                  2-84160-W             54-0829246
(State or other jurisdiction        (Commission           (IRS Employer
 of incorporation)                   File Number         Identification No.)




 5250 Cherokee Avenue,  Alexandria, Virginia                        22312
(Address of principal executive offices)                          (Zip Code)




Registrant's telephone number, including area code:     (703) 750-2202



                               Not Applicable
    (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets


(a) In accordance with a Plan of Merger ("Plan") attached as Exhibit A hereto which was duly adopted by the board of directors of both parties to the merger, CMS Automation, Inc. ("CMS"), a Virginia corporation, merged into CMSA Acquisition Corporation ("CMSA"), a Virginia corporation wholly owned by Halifax Corporation, a Virginia corporation. CMS merged into CMSA on the following basis. Pursuant to the Plan, each issued and outstanding share of CMS common stock was converted into, and become exchangeable for, the number of shares of validly issued, fully paid and nonassessable common stock of Halifax equal to a conversion ratio meaning a fraction, the numerator of which is 139,630 and the denominator of which is equal to the sum of the number of shares of CMS issued and outstanding on the effective date of the merger plus the number of shares that would be represented by the conversion of $450,000 worth of debt to equity. In this regard, CMS shareholders who held promissory notes of CMS in the amount of $450,000 converted said debt to equity in CMS. In addition to the initial issuance of 139,630 shares of Halifax stock to CMS shareholders which was based on the net equity value of CMS, Halifax stock will be awarded annually for three (3) years subsequent to the merger to the CMS shareholders on a pro-rate basis, excluding Halifax stock issued as a result of the conversion of debt to equity, having a value equal to one-third of the net after tax income of CMSA operating as a wholly owned subsidiary of Halifax.

The assets acquired included accounts receivable and the inventory and equipment used in conducting and operating the business of CMS which consists of computer systems integration including wide area and local area networking, consulting, application development and training.

Closing of the transaction took place on April 1, 1996 with a Certificate of Merger issued by the State Corporation Commission of Virginia effective April 9, 1996.

Item 7.  Financial Statements and Exhibits

(a) & (b) It is impracticable to provide the required financial statements and pro forma financial information at the time of the filing of this report. Said financial statements and information will be filed as soon as available but not later than 60 days from the date of this report.

(c) Attached as Exhibit A is a copy of the plan of acquisition as contained in the Agreement and Plan of Reorganization entered into by the parties.

AGREEMENT AND PLAN OF REORGANIZATION

AGREEMENT AND PLAN OF REORGANIZATION, dated as of April 1, 1996, by and among HALIFAX CORPORATION, a Virginia corporation ("Parent"), CMSA ACQUISITION CORPORATION, a Virginia corporation and a wholly-owned subsidiary of Parent ("Sub"). CMS AUTOMATION, INC., a Virginia corporation (the "Target") (Sub and Target being hereinafter collectively referred to as (the "Constituent Corporations") and those individuals who are shareholders of the Target on the Closing Date ("Shareholders").

ARTICLE III

PLAN OF MERGER

3.1 Conversion of Target Shares in the Merger. Pursuant to this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Target; each issued and outstanding share of Target Common Stock, other than Target Dissenting
Shares (as defined in Section 3.4 hereof), shall be converted into, and become exchangeable for, the number of shares of validly issued, fully paid and nonassessable common stock of Parent ("Parent Common Stock") equal to the Conversion Ratio. In this Agreement, the term "Conversion Ratio" means a fraction, the numerator of which is equal to 139,630 and the denominator of which is equal to the sum of the number of shares of Target Common Stock issued and outstanding as of the Closing plus the number of shares that would be represented by the conversion of $450,000 of debt to equity. In this regard, prior to Closing, Shareholders who hold promissory notes of the Target in the amount of $450,000 (hereafter sometimes separately referred to as "Converting Shareholders") shall convert the notes to Target equity. The consideration referred to in this Section 3.1, together with any cash payments in lieu of fractional shares as provided herein, and the Contingent Additional Purchase Price Consideration set forth in Section 3.6 hereof is hereinafter referred to as the "Merger Consideration."

3.2 Status of Sub Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Sub, each issued and outstanding share of common stock of Sub shall continue unchanged and remain outstanding as a share of common stock of the Surviving Corporation.

3.3 Exchange of Company Capital Stock Certificates. (a) On or prior to the Closing Date, Parent shall deposit with the Escrow Agent (as that term is defined below) the certificates representing shares of Parent Common Stock required to effect the exchange referred to in Section 3.3(b) below. Parent shall also deposit with the Escrow Agent the cash payment in lieu of fractional shares referred to in Section 3.3(d) below. Shares of Parent Common Stock into which shares of Target Common Stock shall be converted in the Merger shall be deemed to have been issued at the Effective Time and the Shareholders shall have full voting rights with respect to such shares immediately following the Effective Time. In addition, the Shareholders shall be entitled to receive any dividends or other distributions with a record date after the Effective Time.

(b) From and after the Effective Time, each holder of a certificate which immediately prior to the Effective Time represented outstanding shares of Target Common Stock, other than shares with respect to which dissenters' rights, if any, are granted by reason of the Merger under the VGCL, shall be entitled to receive in exchange therefor, upon delivery thereof to Williams, Mullen, Christian & Dobbins (the "Escrow Agent"), and following the period of the Escrow, a certificate or certificates representing the number of whole shares of Parent Common Stock into which such holder's shares of Target Common Stock were converted pursuant to Section 3.1 and cash in lieu of any fractional shares of such Parent Common Stock pursuant to
Section 3.3(d). From and after the Effective Time, Parent shall be entitled to treat the certificates which immediately prior to the Effective Time represented shares of Target Common Stock and which have not yet been surrendered for exchange as evidencing the ownership of the number of full shares of Parent Common Stock into which the shares of Target Common Stock represented by such certificates shall have been converted pursuant to
Section 3.1, notwithstanding the failure to surrender such certificates. However, notwithstanding any other provision of this Agreement, until holders or transferees of certificates which immediately prior to the Effective Time represented shares of Target Common Stock have surrendered them for exchange as provided herein, no dividends shall be paid with respect to any shares represented by such certificates and no payment for fractional shares shall be made. Such dividends or other distributions with a record date after the Effective Time shall be held by the Escrow Agent in trust for the benefit of such holders of undelivered certificates. Upon surrender of a certificate which immediately prior to the Effective Time represented outstanding shares of Target Common Stock, there shall be paid to the holder of such certificate the amount of any dividends which theretofore became payable, but which were not paid by reason of the foregoing, with respect to the number of whole shares of Parent Common Stock represented by the certificate or certificates issued upon such.

(c) As soon as practicable after the Effective Time, the Escrow Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Target Common Stock (collectively, the "Target Certificates") (i) a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Target Certificates shall pass, only upon actual delivery of Target Certificates to the Escrow Agent) and (ii) instructions for use in effecting the surrender of Target Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of Target Certificates for cancellation to the Escrow
Agent, together with a duly executed letter of transmittal and such other documents as the Escrow Agent shall reasonably require and following the period of the Escrow, the holder of such Target Certificates shall receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock into which the shares of Target Common Stock represented by Target Certificates so surrendered shall have been converted pursuant to the provisions of Section 3.1 less any adjustments pursuant to
Section 4.5 hereof, and Target Certificates so surrendered shall forthwith be canceled. Notwithstanding the foregoing, neither the Escrow Agent nor any party hereto shall be liable to a holder of shares of Target
Common Stock for any shares of Parent Common Stock or dividends or distributions thereon delivered to a public official pursuant to applicable escheat laws.

(d) Notwithstanding any other provision of this Agreement, no certificates or scrip for fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Target Certificates pursuant to this Article III in the Merger and no Parent Common Stock dividend, stock split or interest shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any other rights of a security holder. In lieu of any such fractional shares, each holder of Target Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Target Certificates for exchange pursuant to this Article III, shall be entitled to receive from the Escrow Agent a cash payment in lieu of such fractional share equal to such fraction multiplied by the Valuation Price of $7.00 per share of Parent Common stock.

3.4 Dissenting Shares. Notwithstanding anything to the contrary contained in this Agreement or the Merger Agreement, holders of shares of Target Common Stock with respect to which dissenters' rights, if any, are granted by reason of the Merger under the VGCL and who do not vote in favor of the Merger and otherwise comply with the VGCL ("Target Dissenting Shares"), shall not be entitled to shares of Parent Common Stock pursuant to Section 3.1, unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent from the Merger under the VGCL, and shall be entitled to receive only the payment provided for pursuant to the VGCL. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such holder's dissenters' rights under the VGCL, such holder's Target Dissenting
Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration.

3.5 Closing of Transfer Books. From and after the Effective Time, the stock transfer books of Target shall be closed and no transfer of shares of Target Common Stock shall thereafter be made. If, after the Effective Time, Target Certificates are presented to Parent, they shall be canceled and exchanged for the Merger Consideration in accordance with the procedures set forth in this Article III.

3.6 Contingent Additional Purchase Price Consideration. (a) In addition to the Parent Common Stock transferred to Shareholders at Closing, on or before May 31, 1997, 1998, and 1999, Parent shall deliver to the Shareholders shares of Parent Common Stock having a value, as determined by the then current market value of the Parent Common Stock, equal to one-third of the net after tax income of Sub (Formerly Target) operating as a wholly owned subsidiary of Parent for each of the tax years ending March 31, 1997, 1998 and 1999. Such additional shares of Parent Common Stock shall be distributed among the Shareholders on a pro rate basis, based on the Shareholders holdings as of the date of Closing and set forth in Exhibit A hereto; provided, however, that for the purposes of determining a Shareholder's pro rate share, any shares of Target received by such Shareholders as a result of converting a promissory note into equity of Target prior to the Merger pursuant to Article III hereof shall not be included. For the purposes of this paragraph only, the first period for calculating the additional consideration shall commence January 1, 1996 and continue through March 31, 1997. The two remaining periods shall consist of twelve month intervals beginning April 1, 1997 and April 1998, respectively. Notwithstanding the foregoing, the parties hereto agree that (i) for the purposes of determining the additional shares of Parent Common Stock due to the Shareholders for the period ending March 31, 1997, the fair market value of the Parent Common
Stock shall be deemed to be $7.00 per share and (ii) for the purposes of determining the additional shares of Parent Common Stock due to the Shareholders for the periods ending March 31, 1998 and 1999, the fair market value of the Parent Common Stock shall not exceed $10.00 per share or be less than $6.00 per share.
Notwithstanding anything contained herein to the contrary, in the event that a distribution of shares of Parent Common Stock pursuant to this Section
3.6, in combination with shares previously distributed pursuant to Article III, would increase the number of outstanding shares of Parent Common Stock by more than 20.0% of the number of outstanding shares of Parent Common
Stock outstanding immediately before the Closing, Parent may deliver in lieu of additional shares of Parent Common Stock, to the Shareholders a cash payment equal to the value of the shares of Parent Common Stock they would have received pursuant hereto. (b) Sub's after-tax net income shall be determined by Parent's accounting firm. For purposes of calculating the Contingent Additional Purchase Price Consideration the following factors will be in effect:

          (i) Sub's tax liability will be calculated as if Sub was an independent entity and the tax rate of the Sub will be no more than Parent's overall corporate tax rate.

          (ii) Sub will get the benefit of any allowable tax-loss carry forward from Target.

	(iii) For purposes of calculating additional consideration none of the Parent corporate overhead will be assigned to Sub other than costs transferred from Sub to Parent.

          (iv) Only Sub operating debt will be assigned to Sub.

          (v) Future acquisitions of similar companies will not affect additional consideration calculations.

(c) Parent shall notify the Shareholders in writing no later than May 31 of each year of the accountant's determination of Sub's after-tax net income and of the number of additional shares, if any, that the Shareholders are entitled to receive. Such notice shall include a copy of the accountants calculations. The Shareholders shall then have 30 days to deliver to Parent a written notice disputing the accountant's calculations. In the event the Shareholders deliver such a notice, such dispute shall be submitted for arbitration in accordance with Section 10.8 hereof.


3.7 Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place (a) at the offices of Target at 10:00 a.m., local time on April 1, 1996, or the second business day immediately following the date on which the last of the conditions set forth in Article VII hereof is fulfilled or waived, or (b) at such other time and place and on such other date as Parent and Target shall agree (the "Closing Date").

Item 7.  Financial Statements and Exhibits

A.        Financial Statements of Business Acquired

The following Audited Financial Statements of CMS Automation, Inc. (CMSA) are included as Exhibits 99(a) and 99(b) to this Current Report on Form 8-K:

          Audited Financial Statements dated December 31, 1995 including
                    Independent Auditor's Report
                    Balance Sheet
                    Statement of Income
                    Statement of Cash Flows
                    Notes to Financial Statements

          Audited Financial Statements dated December 31, 1994 including
                    Independent Auditor's Report
                    Balance Sheet
                    Statement of Income
                    Statement of Cash Flows
                    Notes to Financial Statements

B.        Pro Forma Financial Information

Unaudited Pro Forma Combined Condensed Financial Statements

The following unaudited pro forma combined condensed financial statements have been prepared by Halifax's management from the consolidated financial statements of Halifax and CMSA. The Unaudited Pro Forma Combined Condensed Statement of Earnings reflects adjustments as if the acquisition transaction had occurred on April 1, 1995. The Unaudited Pro Forma Combined Condensed Balance Sheet reflects adjustments as if the CMSA transaction had occurred on March 31, 1996. See "Note 1 - Basis of Presentation." The unaudited pro forma adjustments described in the accompanying notes are based upon preliminary estimates and certain assumptions that management of Halifax believes are reasonable in the circumstances.

The unaudited pro forma combined condensed financial statements are not necessarily indicative of financial position or results of operations that would have resulted if the CMSA transaction had occurred on the applicable dates indicated above. Moreover, they are not intended to be indicative of future results of operations or financial position. The pro forma combined condensed financial statements should be read in conjunction with the historical consolidated financial statements of Halifax and related notes thereto, included in the Corporation's Annual Report on Form 10-K for the year ended March 31, 1996; and the historical financial statements of CMSA and related notes thereto, included in this Current Report on Form 8-K.

Unaudited Pro Forma Combined Condensed Statement of Earnings



                                                                 For the Year Ended
                                             March 31, 1996       December 31, 1995       Proforma               Proforma
                                                  Halifax              CMSA              Adjustments             Combined
                                                       ($ In thousands, except per share data)

Revenues                                         $          47,159    $    21,249                          $        68,408

Operating costs & Expenses:

 Cost of Services                                           41,675         14,582                                   56,257

 Selling, General &
 Administrative Expenses                                     3,650          6,300               14(c)                9,964

Total Operating Costs &
 Expenses                                                   45,325         20,882               14                  66,221

Operating Income                                             1,834            367              (14)                  2,187

Interest Expense                                               573            543             (240)(d)                 876

Other Income (Expense), Net                                    -               68                                       68

Earnings Before Tax                                          1,261           (108)              226                  1,379

Income Taxes                                                   498              1                89(e)                 588

Net Income/(Loss)                                $             763    $      (109)               137                   791
Earnings per Share                               $                .65         N/A                            $            .60

Weighted Average Number of
 Common Shares Outstanding                        #      1,171,254            N/A                            #       1,310,884


     See accompanying notes to unaudited pro forma combined condensed financial statements

Unaudited Pro Forma Combined Condensed Balance Sheet

                                                                                 As of

                                                 March 31, 1996       December 31, 1995              Proforma             Proforma
                                                     Halifax              CMSA                     Adjustments            Combined
                                                                                 ($ In thousands)

Assets:

Current Assets:
   Cash & Cash Equivalents                       $           2,743    $              98                          $           2,841
   Receivables, Net                                         11,734                3,212                                     14,946
   Inventory, Net                                            2,792                2,176                                      4,968
   Other Current Assets                                        566                   57                                        623
      Total Current Assets                                  17,835                5,543                                     23,378

Property & Equipment, Net                                    4,527                1,412                                      5,939

Costs in Excess of Net Assets
 Acquired & Other Assets                                     2,313                  185              348(a)                  2,846
    Total Assets                                            24,675                7,140              348                    32,163

Liabilities and Stockholders' Equity:

Current Liabilities:
   Accounts Payable & Accrued Expenses                      11,462                1,500                                     12,962
   Current Maturities Debt                                     556                4,327         (4,327)(a)                     556
   Unearned Revenues & Other                                    -                   324                                        324
      Total Current Liabilities                             12,018                6,151         (4,327)                     13,842

Long-Term Operating Debt                                       739                  450           3,877(a)(b)                5,066
Mortgage Note                                                2,574                   -                                       2,574
Other Liabilities                                              560                   12                                        572
   Total Liabilities                                        15,891                6,613           (450)                     22,054

Stockholders' Equity:
   Common Stock                                                518                   97            (97)(a)                     518
   Additional Paid-In Capital                                3,401                  706             446(a)(b)                4,553
   Treasury Stock at Cost                                     (388)                  -              173(a)(b)                 (215)
   Retained Earnings (Deficit)                               5,253                 (276)            276(a)                   5,253
      Total Stockholders' Equity                             8,784                  527             798                     10,109


  Total Liabilities & Stockholders' Equity       $          24,675    $           7,140    $        348          $          32,163


See accompanying notes to unaudited pro forma combined condensed financial statements

NOTES TO UNAUDITED PRO FORMA
COMBINED CONDENSED FINANCIAL STATEMENTS


1.       Basis of Presentation

The accompanying Unaudited Pro Forma Combined Condensed Statement of Earnings presents the historical results of operations of Halifax for its fiscal year ended March 31, 1996 and the historical results of operations for CMSA for its fiscal year ended December 31, 1995 with pro forma adjustments as if the CMSA transaction had been consummated as of April 1, 1995. The Unaudited Pro Forma Combined Condensed Balance Sheet presents the historical balance sheets of Halifax and CMSA as of March 31, 1996 and December 31, 1995, respectively, with pro forma adjustments as if the CMSA transaction had been consummated as of March 31, 1996, in a transaction accounted for as a purchase in accordance with Generally Accepted Accounting Principles.

2.      Pro Forma Adjustments

a. To record the consideration assumed to be exchanged for CMSA consisting of Halifax's common stock and the assumption of CMSA short-term debt and its conversion to long-term debt by Halifax; and to record the estimated expense of the transaction.

        Halifax Treasury Stock                                  $    93,000
        Halifax Additional Paid-In Capital                      $   434,000
        CMSA Common Stock Extinguished                          $   (97,000)
        CMSA Additional Paid-In Capital Extinguished            $   706,000)
        CMSA Retained Earnings Extinguished                     $   276,000
        Halifax Cost in Excess of Net Assets Acquired
		& Other Assets 					$   348,000
        Halifax Additional Paid-In Capital                      $   348,000
        Halifax Long-Term Operating Debt                        $ 4,327,000
        CMSA Current Maturities Debt                            $(4,327,000)

        CMSA Net Book Value                                     $   527,000
        Number of Halifax Common Shares Exchanged @ $7.00 each  $    75,345
        Average Cost of Halifax Treasury Share                  $      1.24
        Halifax Treasury Stock at Cost                          $   388,000
        Number of Halifax Treasury Shares                           311,786

        Estimated expenses of the Transaction                   $   348,000

b. To record the issuance of common stock to satisfy long-term notes payable of CMSA.

	CMSA Long-Term Notes Payable                            $  (450,000)
        Treasury Stock Exchanged                                $    80,000
        Additional Paid-In Capital                              $   370,000

        Number of Halifax Common Shares Exchanged @ $7.00 each       64,285
        Average Cost of Treasury Stock Share                    $      1.24
        Treasury Stock at Cost                                  $   388,000
        Number of Treasury Shares                                   311,786


 c. To record the amortization of estimated cost in excess of net assets including capitalizable acquisition costs acquired in the CMSA transaction over an estimated life of 25 years.

        Halifax Selling General & Administrative Expense        $    14,000

        Halifax Cost in excess of Net Assets Acquired in
		the Transaction                                 $   348,000
        Amortization Period.                                       25 years

d. To record estimated interest expense at the Halifax's cost of borrowing under its borrowing agreement, resulting from the assumption of the CMSA short-term debt and the conversion of the CMSA long-term notes payable.

        Reduction in CMSA interest expense due to conversion of debt
        to equity and change from short-term to long-term debt.    $ (543,000)

        Interest expense on CMSA average outstanding debt converted to
        long-term at Halifax borrowing rates.                      $  303,000

e. To record the total income tax effect, using a 39.5% rate, on the net pro forma adjustments.


The accompanying unaudited pro forma combined condensed financial statements do not include the effects of any estimated transition or restructuring costs which may be incurred in connection with integrating the operations of CMSA into Halifax. It is not feasible at this time to estimate these costs. Similarly, no effects for changes in costs related to CMSA employee pension benefits have been included as such changes cannot be estimated at this time.

The Unaudited Pro Forma Combined Condensed Statement of Earnings does not reflect any net cost savings or economies of scale that management believes would have been achieved had the CMSA transaction occurred on April 1, 1995.


C.       Exhibits

Exhibit No.                                           Description


99(a) Audited Financial Statements of CMS Automation, Inc., for the year ended December 31, 1995, and related Notes to Financial Statements.

99(b) Audited Financial Statements of CMS Automation, Inc., for the year ended December 31, 1994, and related Notes to Financial Statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



HALIFAX CORPORATION
(Registrant)





Date:    June 17, 1996               By:
                                         Howard C. Mills,
                                         President & Chief Executive Officer





Date:     June 17, 1996              By:
                                          John D. D'Amore
                                          Vice President & Controller

Index to Exhibits



Exhibit No.    Description                                            Page



99(a)          Audited Financial Statements of CMS Automation, Inc.,    19
               for the year ended December 31, 1995, and related
               Notes to Financial Statements

99(b)          Audited Financial Statements of CMS Automation, Inc.,    38
               for the year ended December 31, 1994, and related
               Notes to Financial Statements

CMS AUTOMATION, INC.

Financial Statements

December 31, 1995 and 1994
CMS AUTOMATION, INC.

Table of Contents

                                                                      Page

Independent Auditors' Report                                          2


Exhibit
   A         Balance Sheets                                           3-4
   B         Statements of Income                                     5
   C         Statements of Changes in Stockholders' Equity            6
   D         Statements of Cash Flows                                 7-8

Notes to Financial Statements                                         9-15

Independent Auditors' Report on Additional Information                16

Schedule
   1          Schedules of Operating Expenses                         17

INDEPENDENT AUDITORS' REPORT


To the Stockholders
CMS Automation, Inc.
Richmond, Virginia:


          We have audited the accompanying balance sheet of CMS Automation, Inc. as of December 31, 1995, and the related statements of income, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

          Except as explained in the following paragraph, we conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          Because we were not engaged as auditors until after December 31, 1994, we were not present to observe the physical inventory taken at that date, and we have not satisfied ourselves by means of other auditing procedures about inventory quantities. Also, we have not applied audit procedures necessary to satisfy ourselves about the classifications and amounts comprising the balance sheet at December 31, 1994. The amount of the inventory at December 31, 1994, and other significant aspects of the balance sheet at that date, including classifications and amounts, materially affect the determination of the results of operations and cash flows for the year ended December 31, 1995. Accordingly, the scope of our work was not sufficient to enable us to express, and we do not express, an opinion on the accompanying statements of income, changes in stockholders' equity, and cash flows for the year ended December 31, 1995, or on the consistency of application of accounting principles with the preceding year.

          In our opinion, the balance sheet referred to in the first paragraph presents fairly, in all material respects, the financial position of CMS Automation as of December 31, 1995, in conformity with generally accepted accounting principles.

          The 1994 financial statements were reviewed by us, and our report thereon, dated July 20, 1995, except for Note 14, as to which the date is December 20, 1995, stated we were not aware of any material modifications that should be made to those statements for them to be in conformity with generally accepted accounting principles. However, a review is substantially less in scope than an audit and does not provide a basis for the expression of an opinion on the financial statements taken as a whole.




                                Keiter, Stephens, Hurst, Gary & Shreaves
				March 23, 1996

Exhibit A

CMS AUTOMATION, INC.
Balance Sheets
December 31, 1995 (Audited) and 1994 (Unaudited)
												1995                1994
Assets                                                                                     (Audited)              (Unaudited)

Current assets:
    Cash                                                                           $          97 954      $          22 473
    Accounts receivable, net of allowance for
     uncollectible accounts of $50,000 in 1995
     and $15,000 in 1994                                                                   3 212 001              3 595 750
    Inventory                                                                              2 176 089              2 308 661
    Loans to employees                                                                        16 875                 13 325
    Loans to officers                                                                         26 028                 16 292
    Prepaid expenses                                                                          13 621                  6 491
    Refundable income taxes                                                                    -                     71 255

                    Total current assets                                                   5 542 568              6 034 247

Fixed assets                                                                               2 824 461              2 268 153
Less accumulated depreciation                                                              1 411 842              1 024 047

                    Net fixed assets                                                       1 412 619              1 244 106

Software, net of amortization                                                                 61 791                 81 601
Organization costs, net of amortization                                                       22 080                 26 503
Franchise fee, net of amortization                                                             3 042                  3 542
Deposits                                                                                      23 756                 28 830
Client lists                                                                                  49 500                  -
Investment                                                                                    24 664                  -

                    Total other assets                                                       184 833                140 476



                                                                                   $       7 140 020      $       7 418 829



See accompanying notes to financial statements.

3

Exhibit A

CMS AUTOMATION, INC.

Balance Sheets
December 31, 1995 (Audited) and 1994 (Unaudited)
                                                                                              1995                   1994
    Liabilities and Stockholders' Equity                                                     (Audited)              (Unaudited)
Current liabilities:
    Short-term debt                                                                   $       4 203 658      $       2 181 973
    Notes payable, current portion                                                              117 743                189 831
    Capital lease obligation, current portion                                                     4 674                 20 365
    Accounts payable                                                                          1 422 351              3 237 644
    Unearned revenues                                                                           320 183                445 776
    Accrued expenses                                                                             78 161                139 600
    Customer deposits                                                                             3 112                 53 864
    Income taxes payable                                                                          1 000                  -

               Total current liabilities                                                      6 150 882              6 269 053

Notes payable, less current portion                                                             450 000                547 743
Capital lease, less current portion                                                               -                      4 674
Deferred credit                                                                                  12 618                 12 946

                    Total liabilities                                                         6 613 500              6 834 416

Commitments

Stockholders' equity:
    Common stock, $.20 par value; 750,000 shares
     authorized; 484,226 and 467,399 shares issued
     and outstanding at December 31, 1995 and 1994,
     respectively                                                                                96 845                 93 480
    Additional paid-in capital                                                                  705 758                658 123
    Retained earnings (deficit)                                                        (        276 083)      (        167 190)

                    Total stockholders' equity                                                  526 520                584 413

                                                                                           $       7 140 020      $       7 418 829







See accompanying notes to financial statements.

4

Exhibit B

CMS AUTOMATION, INC.

Statements of Income
For the Years ended December 31, 1995 (Audited) and 1994 (Unaudited)
                                                                                                   1995                    1994
                                                                                                 (Audited)               (Unaudited)
Sales                                                                                $       21 248 701     $       26 982 367

Cost of sales                                                                                14 582 334             19 617 630

                    Gross profit                                                              6 666 367              7 364 737

Operating expenses                                                                            6 299 738              6 923 808

                    Operating income                                                            366 629                440 929

Other income (expense):
    Miscellaneous income                                                                        139 333                160 397
    Interest income                                                                               3 872                    142
    Interest expense                                                                  (         543 231)     (         569 582)
    Loss on asset disposal                                                                        -          (             792)
    Loss from investment                                                              (          29 496)                 -
    Litigation settlement                                                             (          45 000)                 -

                    Total other expense                                               (         474 522)     (         409 835)

                    Income (loss) before provision for income tax                     (         107 893)                31 094

Provision for income taxes (benefit)                                                              1 000      (           1 851)

                    Net income (loss)                                                $(         108 893)    $           32 945












See accompanying notes to financial statements.

5

Exhibit C
CMS AUTOMATION, INC.

Statements of Changes in Stockholders' Equity
For the Years ended December 31, 1995 (Audited) and 1994 (Unaudited)

                                                                               Additional             Retained          Total
                                               Common Stock                Paid-In               Earnings         Stockholders'
                                      Shares             Amount            Capital             (Deficit)            Equity
Balance, December
 31, 1993                             467 399     $        93 480     $       658 123     $(       177 846)    $       573 757

Prior period adjustment                 -                   -                   -          (        22 289)     (       22 289)

Net income                              -                   -                   -                   32 945              32 945

Balance, December
 31, 1994                             467 399              93 480             658 123      (       167 190)            584 413

Stock issued                           16 827               3 365              47 635                -                  51 000

Net loss                                -                   -                   -          (       108 893)     (      108 893)

Balance, December
 31, 1995                             484 226     $        96 845     $       705 758     $(       276 083)    $       526 520





















See accompanying notes to financial statements.

6

Exhibit D
CMS AUTOMATION, INC.

Statements of Cash Flows
For the Years ended December 31, 1995 (Audited) and 1994 (Unaudited)
                                                                                           1995                   1994
                                                                                        (Audited)              (Unaudited)
Cash flows from operating activities:
    Net income (loss)                                                            $(        108 893)     $          32 945
    Adjustments to reconcile net loss to
     net cash provided by operating activities:
        Depreciation and amortization                                                      432 260                415 220
        Loss on disposal of assets                                                           -                        792
        Loss from investment                                                                29 496                  -
    (Increase) decrease in:
        Accounts receivable                                                                370 463                347 134
        Inventory                                                                          132 572       (         40 201)
        Prepaid expenses                                                          (          7 130)                   161
        Refundable income taxes                                                             71 255       (          1 851)
    (Decrease) increase in:
        Accounts payable                                                          (      1 815 293)               311 010
        Unearned revenues                                                         (        125 593)               187 145
        Income taxes payable                                                                 1 000                   -
        Accrued expenses                                                          (         61 439)                33 227
        Customer deposits                                                         (         50 752)      (          8 800)
        Deferred credit                                                           (            328)                12 946

              Net cash provided by (used in) operating activities                 (      1 132 382)             1 289 728

Cash flows from investing activities:
    Acquisition of fixed assets                                                   (        556 308)      (        247 269)
    Acquisition of intangible assets                                              (         69 232)      (         91 915)
    Decrease (increase) in deposits                                                          5 074       (         14 036)
    Proceeds from asset disposal                                                             -                        400
    Investment advances                                                           (         54 160)                 -

              Net cash used in investing activities                               (        674 626)      (        352 820)

Cash flows from financing activities:
    Proceeds from short-term debt, net of repayments                                     2 021 685       (        614 892)
    Repayment of long-term debt                                                   (        169 831)      (        356 679)
    Repayment of capital lease obligations                                        (         20 365)      (         22 693)
    Proceeds from long-term debt                                                             -                    200 000
    Proceeds from stock issued                                                              51 000                  -

              Net cash provided by (used in) financing activities                        1 882 489       (        794 264)

See accompanying notes to financial statements.

7

Exhibit D
CMS AUTOMATION, INC.

Statements of Cash Flows, Continued
For the Years ended December 31, 1995 (Audited) and 1994 (Unaudited)

                                                                                         1995                   1994
                                                                                        (Audited)              (Unaudited)
Net increase (decrease) in cash                                                  $          75 481      $         142 644

Cash at beginning of period                                                                 22 473       (        120 171)

Cash at end of period                                                            $          97 954      $          22 473

Supplemental disclosures of cash flow information:
    Interest                                                                     $         571 154      $         571 057
    Income taxes                                                                             -                       -



























See accompanying notes to financial statements.

8

CMS AUTOMATION, INC.
Notes to Financial Statements


(1)     Accounting policies:

        The accounting and reporting policies of CMS Automation, Inc., conform to generally accepted accounting principles. The following describe the more significant of those policies:

          (a)  	Organization:

                The Company was incorporated in January, 1990, for the primary purpose of sales and service of computer hardware, software and networking. The Company has locations in the Eastern part of the United States.

          (b)   Inventories:

                Inventories are valued at the lower of cost or market, with cost being determined by the average cost method.

          (c)   Fixed assets:

                Fixed assets are stated at cost. Depreciation is computed by the use of accelerated and straight-line methods and is based on the estimated useful life of the asset.

          (d)   Other assets:

                Software and organization costs are being amortized over periods of thirty-six to sixty months. Franchise fees are being amortized over 10 years.

          (e)   Unearned revenues:

                Unearned revenues result from customer contract prepayments. This results in a large amount of revenue being received prior to its realization. These unearned revenues are shown as current liabilities on the balance sheet and are amortized monthly over the terms of the contracts.

CMS AUTOMATION, INC.

(1)       Accounting policies, continued:

          (f)  	Credit risk:

                Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and receivables.

                The Company maintains its cash balances in several financial institutions. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000 in each institution.

                The Company has funds in excess of $100,000 in a financial institution.

                Receivables consist principally of trade accounts receivable resulting from sales to customers primarily in the Eastern part of the United States. Credit is extended to customers after an evaluation for credit worthiness.

          (g)   Estimates:

                The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)       Loans to Officers:

          Loans to officers are unsecured advances to the officers of the Corporation. No interest is currently being charged on these advances.

(3)       Fixed assets:

          The following comprise the Corporation's fixed assets at December 31, 1995 and 1994:

                                                                                           1995                        1994
                    Support equipment                                            $        2 073 115          $        1 571 645
                    Furniture and fixtures                                                  616 448                     591 761
                    Vehicles                                                                 20 396                      20 396
                    Leasehold improvements                                                  114 502                      84 351

                                                                                 $        2 824 461          $        2 268 153

(4)     Investment:

        In 1995, the Company advanced $54,160 to an entity that is expected to be accounted for under the equity investment rules. This entity had a loss in 1995, of which CMS Automation reduced its investment by $29,496, its share of the total loss.

(5)     Short-term debt:

        In September 1991, the Corporation entered into an agreement with ITT Commercial Financial Corporation to borrow funds under an accounts receivable line of credit. This agreement allows the Corporation to borrow funds up to $5,000,000 at December 31, 1994, based upon the eligible accounts receivable submitted to ITT Commercial Financial Corporation. Principal repayments are made as the monies from the eligible accounts receivable are collected. Interest is charged monthly on the outstanding balance at prime plus 1.5%. This agreement is secured by inventory, fixed assets, accounts receivable, and intangibles. This agreement was terminated in 1995.

        During 1995, the Company entered into an agreement with IBM Credit Corporation for wholesale financing. This agreement allows the Company to borrow funds up to $7,000,000, based upon eligible accounts receivable, and inventory. Interest is charged on the outstanding balance at prime plus 3.25%. This agreement is secured by accounts receivable, inventory, fixed assets and intangibles. It is guaranteed by the shareholders of the Company.

(6)     Notes payable:

        The following comprise the Company's notes payable at December 31, 1995 and 1994:

                                                                                            1995                   1994
          Term note payable to Signet Bank, due in monthly
           installments of $10,000 plus interest at 9.25%,
           through May, 1996.  Secured by accounts
           receivable, inventory, equipment, general
           intangibles and subordination agreement.
           Guaranteed by stockholders.                                                 $           70 000     $          170 000

          Unsecured term note payable to G. Nolde, due in monthly
           installments of $4,951 including interest at 8%, through
           October, 1996.                                                                          47 743                101 002

          Unsecured term note payable to I. Cox, due in monthly
           installments of $1,719 including interest at 8%, through
           October, 1995.                                                              $            -         $           16 572

          Unsecured subordinated demand note to G. Nolde with
           interest at 8%.                                                                        285 000                285 000

          Unsecured subordinated demand note to I. Cox with
           interest at 8%.                                                                        165 000                165 000

                              Total long-term debt                                                567 743                737 574

                              Less current maturities                                             117 743                189 831

                                                                                       $          450 000     $          547 743

          The future maturities of long-term debt at December 31, 1994 are as follows:


                             Thereafter                                                $          450 000

                                                                                       $          450 000

(7)     Capital leases:

        The Corporation has acquired equipment under the provisions of long-term leases. For financial reporting purposes, minimum lease rentals relating to these leases have been capitalized.

                                                                                                1995                   1994

                              Equipment costs                                          $           57 752     $           57 752
                              Accumulated depreciation                                             26 224                 21 707

                                                                                       $           31 528     $           36 045

12

CMS AUTOMATION, INC.
Notes to Financial Statements, Continued


(7)     Capital leases, continued:

        The following is a schedule by years of future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of December 31, 1995:

        Year ended December 31:
                      1996                           $           4 736

        Total minimum lease payments                             4 736

        Less amount representing interest             (             62)

        Present value of net minimum lease payments  $           4 674

        Current portion                              $           4 674

(8)     Income taxes:

        The provision (benefit) for income taxes consists of the following:

                                               1995                   1994
        Current                    $           3 300      $(          1 851)
        Deferred                    (          2 300)                 -

         Total                     $           1 000      $(          1 851)

        Deferred income taxes are provided for differences in timing, in reporting income for financial statement and tax purposes, arising from differences in the methods of accounting for bad debts, inventory, and litigation settlements.

        For tax purposes, bad debts are expensed as incurred, while the allowance method is used for financial purposes. Inventory for income tax purposes includes Section 263A costs which are not included for financial statement purposes. For financial statement purposes litigation settlements are expensed as incurred, while for tax purposes they are deductible when paid.

        Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

CMS AUTOMATION, INC.
Notes to Financial Statements, Continued


(8)     Income taxes, continued:

        Net deferred tax assets are composed of the following:
                                                  1995                   1994

           Deferred tax assets arising from:
             Temporary differences     $         24 565      $           9 356
             AMT credits                         15 101                 17 401
             Valuation allowance        (        39 666)      (         26 757)

             Net deferred tax asset    $           -         $           -

       	The Company has alternative minimum tax credit carryforwards of approximately $15,000 which are available to offset future federal income tax liability. The Company also has contribution carryforwards of approximately $8,000 which expire in 1999.

(9)     Commitments:

        The Corporation leases its facilities in Virginia, Georgia and South Carolina. Total net rent expense under facility leases for 1995 and 1994 was $293,624 and $349,648, respectively. The
	Corporation was also obligated under a lease for an automobile. Lease expense under this agreement was $4,193 and $7,188 for 1995 and 1994, respectively. Future obligations under these leases as of December 31, 1995 are as follows:

                                         Minimum                      Minimum
                                         Rental                      Sublease
                                         Payments                    Receipts

           1996                    $      257 755             $        21 467
           1997                           240 520
           1998                           207 589
           1999                            35 552

(10)    Profit sharing plan:

        The Corporation has a qualified contributory profit-sharing plan covering substantially all of its employees. Annual contributions are at the discretion of the Board of Directors but may not exceed the maximum amount allowable under applicable provisions of the Internal Revenue Code. No contribution was made for 1995 and 1994.

CMS AUTOMATION, INC.

(11)    Business combinations:

        On May 31, 1994, the Company acquired the net assets of Systems Integration Associates, Inc. for $17,000, in a business combination accounted for as a purchase.

(12)    Prior period adjustment:

        A prior period adjustment of $22,289 was made to retained earnings at December 31, 1993 to account for an overstatement of refundable income taxes.

(13)    Subsequent event:

        Effective April 1, 1996, CMS Automation, Inc. merged into CMSA Acquisition Corporation, a wholly-owned subsidiary of Halifax Corporation.

INDEPENDENT AUDITORS' REPORT ON ADDITIONAL INFORMATION



To the Stockholders
CMS Automation, Inc.
Richmond, Virginia:


          Our report on our audit of the basic financial statements of CMS Automation, Inc., for the year ended December 31, 1995 appears on page 2. That audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedules of operating expenses are presented for purposes of additional analysis and are not a required part of the basic financial statements. Such information has not been subjected to the auditing procedures applied in the audit to the basic financial statements, and accordingly, we express no opinion on it. The additional information for the year ended December 31, 1994 has been subjected to the inquiry and analytical procedures applied in the review of the basic financial statements, and we are not aware of any material modifications that should be made thereto.





Keiter, Stephens, Hurst, Gary & Shreaves


March 23, 1996

Schedule 1
CMS AUTOMATION, INC.
Schedules of Operating Expenses
For the Years ended December 31, 1995 and 1994
                                        1995                 1994
Operating expenses:
    Advertising                       $    43 330      $     24 491
    Amortization                           44 464            30 561
    Auto expenses                         109 643           103 495
    Bad debts                              58 763            75 515
    Commissions                           378 218           571 471
    Contributions                           1 150             1 691
    Depreciation                          387 795           384 659
    Dues and subscriptions                 17 473            19 896
    Employee benefit programs             190 246           201 032
    Freight                               150 435           162 236
    Insurance                              45 807            59 059
    Miscellaneous                          18 339               193
    Office expense                         64 193            53 459
    Outside services                       71 506            82 531
    Payroll taxes                         296 952           330 533
    Penalties                              36 430            72 446
    Printing services                      18 513            29 669
    Professional fees                      63 431            54 287
    Recruitment                            24 632            14 296
    Rent                                  333 103           349 648
    Repairs and maintenance                20 639            12 730
    Salaries                            3 353 877         3 588 069
    Small equipment and tools               5 189             9 485
    Supplies                               34 172            24 866
    Taxes and licenses                     48 249            85 889
    Telephone                             217 793           223 069
    Training                               48 756            54 986
    Travel and entertainment              152 147           244 403
    Utilities                              64 493            59 143

     Total operating expenses      $    6 299 738      $  6 923 808



See independent auditors' report on additional information.

CMS AUTOMATION, INC.
Financial Statements

December 31, 1994
CMS AUTOMATION, INC.

Table of Contents
                                                                        Page

Independent Auditors' Report                                            2



Exhibit
   A                Balance Sheet                                      3-4
   B                Statement of Income                                5
   C                Statement of Changes in Stockholders' Equity       6
   D                Statement of Cash Flows                            7-8

                    Notes to Financial Statements                      9-15

                    Independent Auditors' Report on
                      Additional Information                          16

Schedule
   1                Schedule of Operating Expenses                    17

INDEPENDENT AUDITORS' REPORT



To the Stockholders
CMS Automation, Inc.
Richmond, Virginia:


          We were engaged to audit the accompanying balance sheet of CMS Automation, Inc. as of December 31, 1994, and the related statements of income, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management.

          Because we were not engaged as auditors until after the end of the year, we were not present to observe the taking of physical inventories at December 31, 1994 and 1993 (stated at $2,308,661 and $2,268,460, respectively), and we were unable to satisfy ourselves concerning inventory quantities on hand at those dates by other auditing procedures.

          Since the inventory balances as of December 31, 1994 and 1993, materially affect the determination of financial position, results of operations, and cash flows, the scope of our work was not sufficient to enable us to express, and we do not express, an opinion on the financial statements referred to in the first paragraph.


                     Keiter, Stephens, Hurst, Gary & Shreaves  1996

Exhibit A


CMS AUTOMATION, INC.

Balance Sheet
December 31, 1994

             Assets

Current assets:
 Cash                                       $         22 473
 Accounts receivable, net of allowance
  for uncollectible accounts of $15,000            3 595 750
  Inventory                                        2 308 661
  Loans to employees                                  13 325
  Loans to officers                                   16 292
  Prepaid expenses                                     6 491
  Refundable income taxes                             71 255

      Total current assets                         6 034 247

Fixed assets                                       2 268 153
Less accumulated depreciation                      1 024 047

      Net fixed assets                             1 244 106

Software, net of amortization                         81 601
Organization costs, net of amortization               26 503
Franchise fee, net of amortization                     3 542
Deposits                                              28 830

                    Total other assets               140 476


                                            $      7 418 829


See accompanying notes to financial statements.
3

Exhibit A
CMS AUTOMATION, INC.
Balance Sheet
December 31, 1994


    Liabilities and Stockholders' Equity

Current liabilities:
    Short-term debt                         $      2 181 973
    Notes payable, current portion                   189 831
    Capital lease obligation, current
         portion                                      20 365
    Accounts payable                               3 237 644
    Unearned revenues                                445 776
    Accrued expenses                                 139 600
    Customer deposits                                 53 864

       Total current liabilities                   6 269 053

Notes payable, less current portion                  547 743
Capital lease, less current portion                    4 674
Deferred credit                                       12 946

       Total liabilities                           6 834 416

Commitments

Stockholders' equity:
    Common stock, $.20 par value; 750,000 shares
     authorized; 467,399 shares issued and
     outstanding                                     93 480
    Additional paid-in capital                      658 123
    Retained earnings                       (       167 190)

       Total stockholders' equity                   584 413

					   $      7 418 829


See accompanying notes to financial statements.
4

Exhibit B

CMS AUTOMATION, INC.
Statement of Income
For the Year ended December 31, 1994


Sales                                       $        26 982 367

Cost of sales                                        19 617 630

                    Gross profit                      7 364 737

Operating expenses                                    6 923 808

                    Operating income                    440 929

Other income (expense):
    Miscellaneous income                                160 397
    Interest income                                         142
    Interest expense                         (          569 582)
    Loss on asset disposal                   (              792)

                    Total other expense      (          409 835)

                    Income before provision
			for income tax                   31 094

Provision for income taxes (benefit):
    Federal                                               -
    State                                    (            1 851)

                    Total provision for
			income taxes
			(benefit)            (            1 851)

                    Net income              $            32 945


See accompanying notes to financial statements.
5

Exhibit C

CMS AUTOMATION, INC.

Statement of Changes in Stockholders' Equity
For the Year ended December 31, 1994


                                                                            Additional                             Total Stock-
                                                  Common Stock               Paid-In               Retained           holders'
                                        Shares             Amount            Capital               Earnings            Equity
Balance, December 31,
 1993     			      467 399             $ 93 480            $658 123           $(177 846)           $573 757

Prior period adjustment                 -                   -                   -                 ( 22 289)           ( 22 289)

Net income                              -                   -                   -                   32 945              32 945

Balance, December 31,
 1994                                 467 399             $ 93 480            $658 123           $(167 190)          $ 584 413

See accompanying notes to financial statements.

6

Exhibit D
CMS AUTOMATION, INC.

Statement of Cash Flows
For the Year ended December 31, 1994


Cash flows from operating activities:
    Net income                                   $         32 945
    Adjustments to reconcile net income to
     net cash provided by operating activities:
        Depreciation and amortization                     415 220
        Loss on disposal of assets                            792
    (Increase) decrease in:
        Accounts receivable                               347 134
        Inventory                                 (        40 201)
        Prepaid expenses                                      161
        Refundable income taxes                   (         1 851)
    (Decrease) increase in:
        Accounts payable                                  311 010
        Unearned revenues                                 187 145
        Accrued expenses                                   33 227
        Customer deposits                         (         8 800)
        Deferred credit                                    12 946

              Net cash provided by operating
			activities                      1 289 728

Cash flows from investing activities:
    Acquisition of fixed assets                   (       247 269)
    Acquisition of intangible assets              (        91 915)
    Decrease (increase) in deposits               (        14 036)
    Proceeds from asset disposal                              400

              Net cash used in investing
                 activities                       (       352 820)

Cash flows from financing activities:
    Repayment of short-term debt, net of advances (       614 892)
    Repayment of long-term debt                   (       356 679)
    Repayment of capital lease obligations        (        22 693)
    Proceeds from long-term debt                          200 000

              Net cash used in financing
		activities                        (       794 264)


See accompanying notes to financial statements.
7

Exhibit D

CMS AUTOMATION, INC.
Statement of Cash Flows, Continued
For the Year ended December 31, 1994

Net increase in cash                               $        142 644

Cash at beginning of period                         (       120 171)

Cash at end of period                              $         22 473

Supplemental disclosures of cash flow information:
    Interest                                       $        571 057
    Income taxes                                              -


See accompanying notes to financial statements.
8

CMS AUTOMATION, INC.
Notes to Financial Statements

(1)     Accounting policies:

        The accounting and reporting policies of CMS Automation, Inc., conform to generally accepted accounting principles. The following describe the more significant of those policies:

          (a) 	Organization:

                The Company was incorporated in January, 1990, for the primary purpose of sales and service of computer hardware, software and networking. The Company has locations in the Eastern part of the United States.

          (b) 	Inventories:

               	Inventories are valued at the lower of cost or market, with cost being determined by the average cost method.

          (c) 	Fixed assets:

              	Fixed assets are stated at cost. Depreciation is computed by the use of accelerated and straight-line methods and is based on the estimated useful life of the asset.

          (d) 	Other assets:

               	Software and organization costs are being amortized over periods of thirty-six to sixty months. Franchise fees are being amortized over 10 years.

          (e)  	Unearned revenues:

               	Unearned revenues result from customer contract prepayments. This results in a large amount of revenue being received prior to its realization. These unearned revenues are shown as current liabilities on the balance sheet and are amortized monthly over the terms of the contracts.

CMS AUTOMATION, INC.
Notes to Financial Statements, Continued


(1)  	Accounting policies, continued:

      	(f) 	Credit risk:

              	Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and receivables.

              	The Company maintains its cash balances in several financial institutions. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000 in each institution. The Company has funds in excess of $100,000 in a financial institution.

                Receivables consist principally of trade accounts receivable resulting from sales to customers primarily in the Eastern part of the United States. Credit is extended to customers after an evaluation for credit worthiness.

      	(g) 	Estimates:

               	The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)   	Loans to Officers:

      	Loans to officers are unsecured advances to the officers of the Corporation. No interest is currently being charged on these advances.

(3)   	Fixed assets:

      	The following comprise the Corporation's fixed assets at December
	31, 1994:

            Support equipment                      $      1 571 645
            Furniture and fixtures                          591 761
            Vehicles                                         20 396
            Leasehold improvements                           84 351

                                                   $      2 268 153

CMS AUTOMATION, INC.
Notes to Financial Statements, Continued


(4) 	Letter of Credit:

    	The Company has a $40,000 Standby Letter of Credit which expires August 31, 1995. There were no outstanding balances at December 31, 1994.

(5)  	Short-term debt:

      	In September 1991, the Corporation entered into an agreement with ITT Commercial Financial Corporation to borrow funds under an accounts receivable line of credit. This agreement allows the Corporation to borrow funds up to $5,000,000 at December 31, 1994, based upon the eligible accounts receivable submitted to ITT Commercial Financial Corporation. Principal repayments are made as the monies from the eligible accounts receivable are collected. Interest is charged monthly on the outstanding balance at prime plus 1.5%. This agreement is secured by inventory, fixed assets, accounts receivable, and intangibles.

(6)   	Notes payable:

      	The following comprise the Company's notes payable at December 31, 1994:

          Term note payable to Signet Bank, due in monthly
           installments of $10,000 plus interest at 9.25%,
           through May, 1996.  Secured by accounts
           receivable, inventory, equipment, general
           intangibles and subordination agreement.
           Guaranteed by stockholders.                       $        170 000

          Unsecured term note payable to G. Nolde, due in monthly
           installments of $4,951 including interest at 8%, through
           October, 1996.                                             101 002

          Unsecured term note payable to I. Cox, due in monthly
           installments of $1,719 including interest at 8%, through
           October, 1995.                                             16 572

          Unsecured subordinated demand note to G. Nolde with
           interest at 8%.                                           285 000

CMS AUTOMATION, INC.
Notes to Financial Statements, Continued

(6)       Notes payable, continued:

          Unsecured subordinated demand note to I. Cox with
           interest at 8%.                                  $        165 000

                              Total long-term debt                   737 574

                              Less current maturities                189 831

                                                            $        547 743

          The future maturities of long-term debt at December 31, 1994 are as follows:

                              1996                           $        97 743
                              Thereafter                             450 000

                                                             $       547 743

(7)   	Capital leases:

        The Corporation has acquired equipment under the provisions of long-term leases. For financial reporting purposes, minimum lease rentals relating to these leases have been capitalized.

                              Equipment costs                $       57 752
                              Accumulated depreciation               21 707

                                                            $        36 045

       	The following is a schedule by years of future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of December 31, 1994:

CMS AUTOMATION, INC.
Notes to Financial Statements, Continued


(7)       Capital leases, continued:

                    Year ended December 31:
                              1995                       $       21 609
                              1996                                4 736

                    Total minimum lease payments                 26 345

                    Less amount representing interest     (       1 306)

                    Present value of net minimum lease
			payments                          $       25 039

                    Current portion                       $       20 365
                    Noncurrent portion                             4 674
                                                          $       25 039

(8)     Income taxes:

        The provision (benefit) for income taxes consists of the following:

                    Current                               $(       1 851)
                    Deferred                                       -

                              Total                       $(       1 851)

     	Deferred income taxes are provided for differences in timing, in reporting income for financial statement and tax purposes, arising from differences in the methods of accounting for bad debts and inventory.

        For tax purposes, bad debts are expensed as incurred, while the allowance method is used for financial purposes. Inventory for income tax purposes includes Section 263A costs which are not included for financial statement purposes.

        Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.
	Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

CMS AUTOMATION, INC.
Notes to Financial Statements, Continued

(8)     Income taxes, continued:

        Net deferred tax assets are composed of the following:

                    Deferred tax assets arising from:
                         Temporary differences           $           9 356
                         AMT credits                                17 401
                         Valuation allowance              (         26 757)

                                   Net deferred tax asset $           -

        The Company has alternative minimum tax credit carryforwards of approximately $17,500 which are available to offset future federal income tax liability. The Company also has contribution carryforwards of approximately $8,400 which expire in 1999.

(9)     Commitments:

        The Corporation leases its facilities in Virginia, North Carolina, South Carolina and New York.
        Total net rent expense under these leases for 1994 was $349,648. The Corporation is also obligated under a lease for an automobile. Lease expense under this agreement was $7,188 for 1994. Future obligations under these leases as of December 31, 1994 are as follows:

                                         Minimum           Minimum
                                         Rental           Sublease
                                                          Payments    Receipts

           1995                   $       317 316     $        55 676
           1996                           313 993              48 507
           1997                           301 757              48 507
           1998                           207 589
	   1999                            35 552

(10)  	Profit sharing plan:

        The Corporation has a qualified contributory profit-sharing plan covering substantially all of its employees. Annual contributions are at the discretion of the Board of Directors but may not exceed the maximum amount allowable under applicable provisions of the Internal Revenue Code. No contribution was made for 1994.

(11)  	Business combinations:

       	On May 31, 1994, the Company acquired the net assets of Systems Integration Associates, Inc. for $17,000, in a business combination accounted for as a purchase.

CMS AUTOMATION, INC.
Notes to Financial Statements, Continued


(12)  	Prior period adjustment:

     	A prior period adjustment of $22,289 was made to retained earnings at December 31, 1993 to account for as overstatement of refundable income taxes.

(13)  	Subsequent events:

      	The Company has entered into an agreement with IBM Credit Corporation for wholesale financing. This agreement allows the Company to borrow funds up to $7,000,000, based upon eligible accounts receivable, and inventory. Interest is charged on the outstanding balance at prime plus 3.25%. This agreement is secured by accounts receivable, inventory, fixed assets and intangibles. It is guaranteed by the shareholders of the Company.

     	Effective April 1, 1996, CMS Automation, Inc. merged into CMSA Acquisition Corporation, a wholly-owned subsidiary of Halifax Corporation.

INDEPENDENT AUDITORS' REPORT ON ADDITIONAL INFORMATION

To the Stockholders
CMS Automation, Inc.
Richmond, Virginia:


          Our report on our audit of the basic financial statements of CMS Automation, Inc., for the year December 31, 1994 appears on page 2. That audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule of operating expenses is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has not been subjected to the auditing procedures applied in the audit to the basic financial statements, and accordingly, we express no opinion on it.


Keiter, Stephens, Hurst, Gary & Shreaves


May 22, 1996

Schedule 1

CMS AUTOMATION, INC.

Schedule of Operating Expenses
For the Year ended December 31, 1994


Operating expenses:
     Advertising                          $          24 491
     Amortization                                    30 561
     Auto expenses                                  103 495
     Bad debts                                       75 515
     Commissions                                    571 471
     Contributions                                    1 691
     Depreciation                                   384 659
     Dues and subscriptions                          19 896
     Employee benefit programs                      201 032
     Freight                                        162 236
     Insurance                                       59 059
     Miscellaneous                                      193
     Office expense                                  53 459
     Outside services                                82 531
     Payroll taxes                                  330 533
     Penalties                                       72 446
     Printing services                               29 669
     Professional fees                               54 287
     Recruitment                                     14 296
     Rent                                           349 648
     Repairs and maintenance                         12 730
     Salaries                                     3 588 069
     Small equipment and tools                        9 485
     Supplies                                        24 866
     Taxes and licenses                              85 889
     Telephone                                      223 069
     Training                                        54 986
     Travel and entertainment                       244 403
     Utilities                                       59 143


      Total operating expenses            $       6 923 808







See independent auditors' report on additional information.
17